Metabolix Signs MOU with CJ CheilJedang for
Strategic Commercial Manufacturing Arrangement

MOU Provides Path to First Tranche of Commercial Scale Capacity
for Metabolix Specialty PHA Production in U.S.

CAMBRIDGE, Mass., March 29, 2016 -- Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, announced today that it has entered into a Memorandum of Understanding (“MOU”) with CJ CheilJedang Corporation (“CJ”) for a strategic commercial manufacturing arrangement for specialty PHAs, including the Company’s newly launched amorphous PHA (“a-PHA”). Under the non-binding MOU, the companies have agreed to work together toward the successful conclusion of definitive agreements under which CJ will fund, construct and operate a 10 kilo tonne PHA production unit at CJ’s Fort Dodge, Iowa facility based on Metabolix’s PHA technology. Under the contemplated definitive agreements, Metabolix will buy the specialty PHAs produced at the Fort Dodge facility from CJ, and market and sell the materials to its commercial customers. The companies also expect to define a framework for longer term expansion of the collaboration for larger scale PHA production and related commercial activities.

In late 2015 and early 2016, Metabolix and CJ undertook a comprehensive feasibility study and assessment of CJ’s Fort Dodge facility as a potential site for specialty PHA production. With the successful conclusion of the feasibility study and engineering plans, CJ is finalizing a detailed budget for the capital investment needed to establish 10 KT of annual PHA capacity on the site and the two companies are turning their attention to the definitive agreements for the project.

“The MOU with CJ provides a path to establishing the first tranche of commercial production capacity for our specialty PHA biopolymer materials,” said Joseph Shaulson, president and CEO of Metabolix. “In addition to the significant investment in manufacturing at Fort Dodge, CJ brings impressive engineering capabilities and operating expertise that will be critical to the success of this project. We look forward to completing the definitive manufacturing agreements and beginning construction on the project in the coming months.”

“Metabolix’s specialty PHA materials are well aligned technically and commercially with our strategic plan to diversify the products and as CJ’s first biopolymer product, a-PHAs will be a stepping stone for further expansion of the biochemical portfolio,” said Hang Duk Roh, Head of CJ CheilJedang BIO. “The shift Metabolix has made to focus on a-PHA as a performance additive as well as other specialty applications of PHAs is very promising and we are excited about the synergies that can be gained by combining our facilities and operating capabilities with the ongoing work Metabolix is doing to build the market for specialty biopolymers. Once the modification is completed, the Fort Dodge production facility will produce both lysine and a-PHA, diversifying our product portfolio.”

Metabolix has developed an extensive technology platform around a family of biobased and inherently biodegradable polymers called PHAs (polyhydroxyalkanoates). Specifically, Metabolix has focused on using its extensive capabilities in PHA bioscience to create specialty PHAs, including amorphous PHAs with unique chemistries that allow them to be used as multifunctional additives. The company is working to leverage these key material properties of PHA biopolymers in the target application spaces of PVC and PLA modification, functional biodegradation and paper coating. In 2015, Metabolix launched a-PHA from pilot production, and in 2016 is focused on securing initial and recurring sales across the target application spaces in anticipation of growing customer conversions and orders to baseload the new commercial capacity contemplated by the MOU with CJ.

The Fort Dodge production facility is operated by CJ BIO, a division of CJ CheilJedang, a world leader in microbial fermentation based R&D and manufacturing for a range of amino acids, including lysine, as well as nucleotides. CJ BIO operates world-scale fermentation facilities in the United States, China, Indonesia, Malaysia and Brazil.

About CJ CheilJedang Corporation

CJ CheilJedang, is a Korean-based food, feed, and bioscience company, and a subsidiary of the CJ Group. CJ CheilJedang is a global leader in the area of industrial biotechnology with innovations in fermentation and purification technologies. CJ is a leading producer of fermentation-based products such as feed amino acids, MSG, and nucleotides with global manufacturing and business operations in 6 continents. As a socially responsible company, CJ strives toward practicing carbon-neutral manufacturing operations by utilizing renewable raw materials and developing value-added co-products to minimize waste into the environment.

For more information, please visit www.cj.co.kr/cj-en/index.

About Metabolix

Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high-performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix’s proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.

For more information, please visit www.metabolix.com. (MBLX-G)
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for completing definitive agreements with CJ, establishing commercial scale PHA production capacity, securing customer orders and building market demand for specialty PHAs, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix's filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Metabolix Contact:
Lynne H. Brum, 617-682-4693, LBrum@metabolix.com

Media Inquiries:
MSLGROUP Boston
Amanda Fountain at 781-684-0770 metabolix@mslgroup.com